Filed Pursuant to Rule 433
                                                         File No.: 333-136045-01

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

REP          PROPERTY                                         BALANCE                 SCHED PPAL             BALLOON
--------------------------------------------------------------------------------------------------------------------
      131    11450 Technology Circle                               6,495,429.14        A1                     A1
      132    11450 Technology Circle                               2,941,089.77        A1                     A1
      141    Maurice Villency Furniture II                         7,126,667.90        A1                     A1
      160    Maurice Villency Furniture                            2,400,035.76        A1                     A1
      152    12 Havemeyer Place                                    4,500,000.00        A1                     A1
      125    River Street Inn                                     12,473,280.21        A1,A2                  A2
      139    Lake Mary Business Center                             7,533,665.07        A1,A2                  A2
      103    Seramont Apartments                                  26,850,000.00        A1,A2                  A2
        2    Village of Merrick Park                             169,677,544.15        A1,A2                  A2
       85    Ariel Preferred Retail Portfolio                     94,000,000.00        A1,A2                  A2
        1    One Beacon Street                                   210,000,000.00        A1,A2                  A2
       84    Columbia Business Center                            106,000,000.00        A1,A2                  A2
      110    The Clark Building                                   18,000,000.00        A1,A2                  A2
      105    Holiday Inn - Albany                                 21,500,000.00        A1,A2                  A2
       19    1301 Connecticut Avenue, NW                          18,100,000.00        A1,A2                  A2
       86    Curtis Center Office Building                        92,000,000.00        A1,A2                  A2
       97    Penn Station Shopping Center                         39,296,000.00        A1,A2                  A2
       83    ECM Theater Portfolio                               112,050,000.00        A1,A2                  A2
       93    Tower Place 200                                      50,500,000.00        A1,A2                  A2
       45    Ventana Palms Apartments                              7,000,000.00        A1,A2
       92    Legacy Tech Center                                   52,875,000.00        AAB                    A3
      119    Woods at Brokenland & Rivers Center III              14,650,353.11        A1,AAB                 A4
        8    GVR I,II,III                                         31,807,657.62        A1,AAB,A4              A4
       11    Paradise Esplanade                                   23,500,000.00        A1,AAB,A4              A4
       37    Three Tower Bridge                                    8,600,000.00        A1,AAB,A4              A4
      130    San Marin Plaza                                       9,650,000.00        A1,AAB,A4              A4
       77    222 South Riverside Plaza                           202,000,000.00        AAB,A4                 A4
      146    AIM Self Storage                                      5,600,000.00        AAB,A4                 A4
       47    Atlantic Commons Shopping Center                      6,800,000.00        A1,AAB,A4              A4
       59    Ralston Plaza                                         5,400,000.00        A1,AAB,A4              A4
       73    Rangeline Plaza                                       2,548,000.00        A1,AAB,A4              A4
      113    Waterfront Plaza - Reno                              17,000,000.00        A1,AAB,A4              A4
      116    Carolina First                                       16,400,000.00        A1,AAB,A4              A4
      149    Meadows Student Housing                               5,400,000.00        A1,AAB,A4              A4
       34    Ballantyne Corporate Park Shopping                    9,100,000.00        A1,AAB,A4              A4
       49    Lichtins Office                                       6,600,000.00        A1,AAB,A4              A4
      128    SoCal Self Storage - Pasadena                        10,500,000.00        A1,AAB,A4              A4
      140    SoCal Self Storage - RSM                              7,250,000.00        A1,AAB,A4              A4
       31    Western Area Power Admin. HQ                         10,750,000.00        AAB,A4                 A4
       82    CityWest                                            121,000,000.00        AAB,A4                 A4
       98    Hitachi Plaza                                        38,000,000.00        AAB,A4                 A4
      118    Prestige Place I and II                              15,200,000.00        AAB,A4                 A4
      150    1000 Armitage Avenue                                  5,000,000.00        AAB,A4                 A4
        3    The Alhambra                                        130,000,000.00                               A4
       99    Meridian Apartments                                  33,600,000.00                               A4
      117    Wilshire Roxbury                                     15,500,000.00                               A4
       18    Brannon Crossing                                     18,237,060.24        A1,AAB,A4              A4
       38    Bedminster Medical Plaza                              8,484,631.03        A1,AAB,A4              A4
       46    Phoenix Apartments                                    6,973,363.74        A1,AAB,A4              A4
       74    Pyramid V                                             2,295,970.72        A1,AAB,A4              A4
      153    Holiday Inn Express Kannapolis                        4,489,043.75        A1,AAB,A4              A4
      155    Parkway Plaza                                         4,392,798.47        A1,AAB,A4              A4
       65    South Jefferson Medical Arts Building                 4,540,000.00        A1,AAB,A4              A4
      145    StorQuest Playa Vista                                 6,000,000.00        A1,AAB,A4              A4
      154    Sunset Place                                          4,400,000.00        A1,AAB,A4              A4
       33    Smithsonian Warehouse                                 9,400,000.00        A1,AAB,A4              A4
       43    LaCrosse Three Rivers Plaza                           7,447,000.00        A1,AAB,A4              A4
       61    Flowers Plantation                                    5,150,000.00        A1,AAB,A4              A4
       64    Talmadge Town Center                                  4,800,000.00        A1,AAB,A4              A4
       75    Crawford's Landing                                    2,100,000.00        A1,AAB,A4              A4
      126    Titan Building & Plaza                               12,200,000.00        A1,AAB,A4              A4
       26    Pecos Legacy                                         12,000,000.00        AAB,A4                 A4
       27    Jetport                                              11,800,000.00        AAB,A4                 A4
       54    Southshore Shops                                      6,000,000.00        AAB,A4                 A4
       66    CVS Pharmacy                                          4,390,000.00        AAB,A4                 A4
       78    Pointe South Mountain Resort                        190,000,000.00        AAB,A4                 A4
      135    SoHo 25 Retail Condominium                            8,500,000.00        AAB,A4                 A4
      138    Carolina Corporate Center                             7,620,000.00        AAB,A4                 A4
      157    Doral Court Plaza                                     3,720,000.00        AAB,A4                 A4
        4    Fair Lakes Office Park                              116,550,000.00                               A4
       29    Mercado at Scottsdale Ranch                          11,100,000.00                               A4
       80    CA Headquarters                                     165,643,200.00                               A4
      104    Cimarron Apartments                                  22,000,000.00                               A4
      129    260 Park Ave South                                   10,500,000.00                               A4
      137    Quail Lakes Executive Office Park                     8,125,000.00                               A4
      144    50 Santa Rosa Avenue                                  6,000,000.00                               A4
        7    Sherwood Regional Mall                               44,952,569.82        A1,AAB,A4              A4
       57    Metcalf Building                                      5,634,710.16        A1,AAB,A4              A4
       69    American Sale Building                                4,044,146.79        A1,AAB,A4              A4
       72    Park West Office II                                   3,196,820.47        A1,AAB,A4              A4
      134    Comfort Suites at World Golf Village                  8,592,487.60        A1,AAB,A4              A4
      159    Storage Station                                       2,441,807.11        A1,AAB,A4              A4
       12    Mullins Crossing Shopping Center                     23,500,000.00        A1,AAB,A4              A4
      114    Royal Appliance                                      17,000,000.00        A1,AAB,A4              A4
      151    North Creek Professional Building                     4,774,000.00        A1,AAB,A4              A4
       13    600 Jefferson Avenue                                 23,000,000.00        A1,AAB,A4              A4
       15    Highridge Crossings                                  19,150,000.00        A1,AAB,A4              A4
       25    Westgate Shopping Center                             12,500,000.00        A1,AAB,A4              A4
       42    Crossroads Plaza Shopping Center                      7,600,000.00        A1,AAB,A4              A4
       67    Park West Office I                                    4,250,000.00        A1,AAB,A4              A4
       70    Cumberland Station                                    3,930,000.00        A1,AAB,A4              A4
      107    Dauphin Plaza                                        19,750,000.00        A1,AAB,A4              A4
      112    4801 Woodway Drive                                   17,060,000.00        A1,AAB,A4              A4
      127    West Bridgewater Plaza                               11,000,000.00        A1,AAB,A4              A4
       21    Vista Ridge Marketplace                              17,200,000.00        A1,AAB,A4              A4
      136    Extra Space Storage                                   8,160,000.00        AAB,A4                 A4
       32    1000 Secaucus Road                                   10,000,000.00        AAB,A4                 A4
       71    Village at Lafayette Square                           3,700,000.00        AAB,A4                 A4
       87    Pinnacle II                                          85,600,000.00        AAB,A4                 A4
       88    Gallery at Cocowalk                                  79,425,000.00        AAB,A4                 A4
       89    Pioneer Plaza                                        65,000,000.00        AAB,A4                 A4
      124    Oviedo Town Center                                   12,565,000.00        AAB,A4                 A4
      147    6630 McCarran Building C                              5,400,000.00        AAB,A4                 A4
      158    Lexington Quail                                       2,525,000.00        AAB,A4                 A4
        6    Seattle Trade Center                                 75,250,000.00                               A4
       22    Scottsdale Gateway II                                17,000,000.00                               A4
       63    Southampton Shopping Center                           5,000,000.00                               A4
       79    1441 Broadway                                       183,000,000.00                               A4
       81    1410 Broadway                                       125,000,000.00                               A4
      111    Latham Lowe's                                        17,500,000.00                               A4
      115    Amadeus Center                                       16,500,000.00                               A4
      162    Turnberry Industrial                                  1,000,000.00                               A4
       24    Palomar Point                                        13,100,000.00        A1,AAB,A4
       35    The Grande 16                                         9,260,000.00        A1,AAB,A4
       36    Mission Valley Shopping Center                        8,800,000.00        A1,AAB,A4
       40    McKee Portfolio                                       7,900,000.00        A1,AAB,A4
       44    333 Cedar Avenue                                      7,200,000.00        A1,AAB,A4
       51    AmStar 16                                             6,580,000.00        A1,AAB,A4
       53    Short Pump Village                                    6,500,000.00        A1,AAB,A4
       58    Monument Marketplace                                  5,450,000.00        A1,AAB,A4
       62    Arroyo Grande Stadium 10                              5,100,000.00        A1,AAB,A4
       76    Stonecrest                                            1,672,000.00        A1,AAB,A4
      143    Vacaville Ford                                        6,500,000.00        A1,AAB,A4
        5    Branson Landing                                      90,000,000.00        A1,AAB,A4
       48    Thunderbird Plaza                                     6,800,000.00        A1,AAB,A4
       50    East Windsor Medical Arts Building                    6,600,000.00        A1,AAB,A4
       95    Media Studios North                                  47,000,000.00        A1,AAB,A4
       96    Clybourn Galleria                                    39,500,000.00        A1,AAB,A4
      123    King's Grant Commons                                 13,300,000.00        A1,AAB,A4
       52    Dallas West Village II                                6,568,000.00        A1,AAB,A4
       55    Jamestown Village Plaza                               5,780,000.00        A1,AAB,A4
       60    Battlefield Tech Center III                           5,200,000.00        A1,AAB,A4
       94    Windsor Square NC                                    50,000,000.00        A1,AAB,A4
      156    Pineridge Apartments                                  3,900,000.00        A1,AAB,A4
      161    Limewood Apartments                                   2,000,000.00        A1,AAB,A4
       68    Glacier View Office Building                          4,070,000.00        A1,AAB,A4
        9    Copper Beech Townhomes - Missouri                    24,515,827.00        AAB,A4
       10    Copper Beech Townhomes - Michigan                    23,780,000.00        AAB,A4
       14    El Dorado Hills Town Center                          22,800,000.00        AAB,A4
       28    Village Square Retail Center                         11,400,000.00        AAB,A4
       30    Copper Beech Townhomes - Indiana                     10,860,140.00        AAB,A4
       41    Excelsior Drive                                       7,855,000.00        AAB,A4
       91    Rubloff Retail Portfolio                             57,458,000.00        AAB,A4
      109    Breckinridge Center                                  18,200,000.00        AAB,A4
      121    Glens at Rolling Ridge                               13,500,000.00        AAB,A4
      122    Rubloff Center                                       13,392,000.00        AAB,A4
      133    Broad Street Apartments                               9,200,000.00        AAB,A4
      142    University Club Apartments                            6,600,000.00        AAB,A4
       23    Decatur Crossing II                                  14,000,000.00        AAB,A4